FMIC 2004-3

Fieldstone Mortgage Investment Trust, Series 2004-3
Collateral Characteristics (1)(2)

	Marketing Pool	Closing Date Pool (3)
Aggregate Principal Balance	656,672,730	755,119,185
Number of Loans	3,284	3,777
Average Loan Balance	199,961	199,926
WA Coupon	6.489%	6.522%
WA Floor	6.489%	6.522%
WA Maximum Rate	12.489%	12.522%
WA Margin	5.643%	5.660%
WA Initial Periodic Rate Cap	2.920%	2.916%
WA Subsequent Periodic Rate Cap	1.080%	1.084%

Product Type
2/28 ARM (Libor)	89.15%	88.34%
5/1 ARM	8.01%	8.36%
3/27 ARM (Libor)	2.84%	3.29%

IO Loans	59.98%	60.21%
WA IO Remaining Term (Months)	59	59

Original Term (Months)	360	360
Remaining Term (Months)	359	359

WA DTI	42.20%	42.16%
WA FICO	644	644
Credit Grade
A	91.70%	91.83%
B	5.53%	5.53%
C	2.34%	2.22%
D	0.43%	0.42%

Prepayment Penalty Coverage	85.68%	85.24%
Prepayment Penalty Term (Years)
0.0	14.32%	14.76%
0.5	1.02%	1.07%
1.0	1.76%	1.61%
2.0	69.89%	68.41%
2.5	3.40%	3.94%
3.0	9.60%	10.22%

Original LTV	82.59%	82.59%
Original CLTV	91.48%	91.48%
1st Liens with Piggyback Seconds	53.76%	54.01%

Property Type
SF Detached	72.36%	71.84%
Planned Unit Development	14.54%	14.93%
Condo Low Rise	10.20%	10.20%
2 Family	2.24%	2.13%
Townhouse	0.32%	0.40%
Rowhouse	0.17%	0.27%
SF Attached	0.16%	0.23%

Loan Purpose
Purchase	53.65%	53.85%
Cash Out Refinance	44.35%	43.86%
Rate/Term Refinance	2.00%	2.30%

Occupancy Status
Primary Home	93.40%	93.29%
Investment	6.50%	6.60%
Second Home	0.10%	0.11%

Documentation Type
Full	53.65%	54.12%
Stated - Wage Earner	22.02%	22.28%
Stated - Self Employed	12.74%	12.45%
12 Month Bank Statements	6.35%	6.15%
24 Month Bank Statements	4.83%	4.58%
Limited	0.41%	0.42%

State (Top 5)
California	51.40%	50.16%
Illinois	8.47%	8.50%
Colorado	6.46%	6.51%
Arizona	4.39%	4.63%
Florida	3.25%	3.25%
Massachussetts

Self-Employed
Yes	21.83%	21.12%
No	78.17%	78.88%

Program Type
Bay	50.22%	50.19%
High	8.76%	8.68%
Main	21.28%	21.09%
South	3.29%	3.59%
Wall	16.46%	16.45%

(1) Sum of totals may not add due to rounding.
(2) As of Cut-Off Date of June 1, 2004.
(3) Subject to revision.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy the securities are made only by, and this information must be read in conjunction with, the final Prospectus
Supplement and the related Prospectus or, if not registered under the securities laws, the final
Offering Memorandum (the "Offering Document"). Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document.
Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate. The analyses contained herein have been prepared on the basis of certain assumptions
(including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the
Offering Document).